                                                                   EXHIBIT 23(d)




                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Panhandle Eastern Pipe Line Company (the "Company") on Form S-4 of our report on the Company's financial statements as of and for the years ended December 31, 1998 and 1997 dated February 12, 1999, appearing in the Annual Report on Form 10-K of Panhandle Eastern Pipe Line Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

Houston, Texas
June 21, 2000